As filed with the Securities and Exchange Commission on August 8, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ZEALAND PHARMA A/S

(Exact Name of Registrant as Specified in Its Charter)

Not Applicable

(Translation of Registrant’s Name into English)

The Kingdom of Denmark	2834	NOT APPLICABLE
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Smedeland 36
2600 Glostrup (Copenhagen)
Denmark
+45 88 77 36 00

(Address, Including ZIP Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

CT Corporation Systems

111 Eighth Avenue, 13th Floor
New York, NY 10011
Telephone: (212) 894-8940

(Name, Address, Including ZIP Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Kristopher D. Brown Patrick Lyons Jonathan Schur Dechert LLP 1095 Avenue of the Americas New York, NY 10036 Telephone: (212) 698-3500 Facsimile: (212) 698-3599	Divakar Gupta Charles S. Kim Joshua A. Kaufman Cooley LLP The Grace Building 1114 Avenue of the Americas New York, NY 10036 Telephone: (212) 479-6000 Facsimile: (212) 479-6275

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ 333-219184

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

CALCULATION OF REGISTRATION FEE

CLASS OF SECURITIES TO BE REGISTERED(1)	PROPOSED MAXIMUM OFFERING PRICE (2)(3)	AMOUNT OF REGISTRATION FEE(4)
Ordinary shares, DKK 1 nominal value per share	$3,658,438	$425

(1)               American Depositary Shares, or ADSs, issuable upon deposit of the ordinary shares registered hereby have been registered under a separate registration statement on Form F-6 (File No. 333-219456). Each ADS represents one (1) ordinary share.

(2)               Represents an additional amount of maximum aggregate proceeds of $3,658,438 equal to the new maximum aggregate offering price of $89,908,438 less the maximum aggregate offering price of $86,250,000 that was previously registered under the Registrant’s Registration Statement on Form F-1 (File No. 333-219184), as amended (the “Initial Registration Statement”), and includes ordinary shares represented by American Depositary Shares, or ADSs, that may be purchased by the underwriters to cover over-allotments, if any, and does not include the shares registered under the Initial Registration Statement.

(3)               Based on the public offering price of $17.87 per ADS.

(4)               Calculated pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”), based on the proposed maximum aggregate offering price.

THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE UPON FILING WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH RULE 462(b) UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This Registration Statement is being filed pursuant to Rule 462(b) (“Rule 462(b)”) and General Instruction V of Form F-1, both promulgated under the Securities Act of 1933, as amended. Pursuant to Rule 462(b), the contents of the Registration Statement on Form F-1 (File No. 333-219184) of Zealand Pharma A/S (the “Registrant”), including the exhibits thereto, which was declared effective by the Securities and Exchange Commission on August 8, 2017, are incorporated by reference into this Registration Statement.

CERTIFICATION

The Registrant hereby certifies to the Commission that (1) its agent has instructed its bank to pay the filing fee set forth on the cover page of this Registration Statement by a wire transfer of such amount to the Commission’s account at U.S. Bank as soon as practicable (but no later than the close of business as of August 9, 2017), (2) its agent will not revoke such instructions, (3) its agent has sufficient funds in the relevant account to cover the amount of such filing fee and (4) its agent will confirm receipt of such instructions during regular business hours no later than August 9, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on August 8, 2017.

ZEALAND PHARMA A/S

By:	/s/ Britt Meelby Jensen

Name:	Britt Meelby Jensen
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ BRITT MEELBY JENSEN	President and Chief Executive Officer (Principal Executive Officer)	August 8, 2017
Britt Meelby Jensen

/s/ MATS BLOM	Executive Vice President, Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	August 8, 2017
Mats Blom

*	Chairman of the Board of Directors	August 8, 2017
Martin Nicklasson

*	Vice Chairman of the Board of Directors	August 8, 2017
Rosemary Crane

*	Director	August 8, 2017
Catherine Moukheibir

*	Director	August 8, 2017
Alain Munoz

*	Director	August 8, 2017
Hanne Heidenheim Bak

*	Director	August 8, 2017
Rasmus Just

Signature	Title	Date

*	Director	August 8, 2017
Jens Peter Stenvang

*	Director	August 8, 2017
Michael J. Owen

*By:	/s/ MATS BLOM
Name: Mats Blom
Title: Attorney-in-fact

SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE OF REGISTRANT

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Zealand Pharma A/S, has signed this Registration Statement on August 8, 2017.

By:	/s/ MIRIAM I. KATZ
	Name:	Miriam I. Katz
	Title:	Assistant Secretary

EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of Plesner, as to the validity of the shares.

23.1	Consent of Deloitte Statsautoriseret Revisionspartnerselskab.

23.2	Consent of Plesner, (included in Exhibit 5.1)

24.1*	Power of Attorney (included on signature page)

*                                         Previously filed on the signature page to the Registrant’s Registration Statement on Form F-1, as amended (File No. 333-219184), originally filed with the Securities and Exchange Commission on July 6, 2017 and incorporated by reference herein.